EXHIBIT 10.10

                          TAI CHIUN DEVELOPING CO. LTD.
        af, No. 6, Lane 151, Sec. 2 Ziou Tzung Road, Taipei, Taiwan, ROC
                  Tel: (880-8) 2087-5058 Fax: (880-2) 2027-5086
                         E-mail: taichiun@ma15.ninet.net


Att:      Mr. Patrick Rocillo
Fm:       Mr. Charles Hung
Cc:       Ms. Margaret Yee/Mr. Mark Hein
Subject:  Buying Agent Letter

                                                                  March 28, 2000

Dear Patrick,

We are pleased to learn that RocTech USA, Inc./RocTech HK Ltd. is the sole buying agent for Bentley Communications Corp. (U.S.A) which is having significant performance during this 1999-2000 year. This will be considered an authorization letter to purchase merchandise form our company for your USA and international markets. This will be an open agreement in which terms and price will be mutual approved for the benefit of both parties involved.

If for whatever reason in the future Tai Chiun Developing Co. Ltd. decides to authorize exclusive rights of any of its products to another company, entity, and or Trust, RocTech USA, Inc./RocTech HK Ltd. will still have and retain the authorization to purchase any product at the same price for any and all preexisting contracts currently existing.

With our quality products, dedicated services, we would like to grow with you in successful partnership.

Best regards,
For and on behalf of
TAI CHIUM DEVELOPING CO. LTD.

Mr. Charles Hung
Managing Director
/s/ Charles Hung
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